Second Quarter 2026 Earnings Presentation Exhibit 99.2

Disclaimer Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, which may relate to future events or the future performance or financial condition of Ares Commercial Real Estate Corporation (“ACRE” or, the “Company”), Ares Commercial Real Estate Management LLC (“ACREM” or the Company's "Manager"), a subsidiary of Ares Management Corporation (“Ares Corp.”), Ares Corp., certain of their subsidiaries and certain funds and accounts managed by ACREM, Ares Corp. and/or their subsidiaries, including, without limitation, ACRE. These statements include, but are not limited to, statements about potential earnings, the resolution of underperforming loans, increased investment activity, liquidity management, reduction or increase of CECL reserve, reduction or increase of available borrowings, the industry and the loan market and are not guarantees of future results or financial condition and involve a number of risks and uncertainties. Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including global economic trends and economic conditions, including slower growth, changes to fiscal and monetary policy, inflation, labor shortages, changing interest rates, foreign currency exchange volatility and uncertainties caused by tariffs and trade disputes, as well as geopolitical instability, changes in interest rates and credit spreads, management’s estimate of current expected credit losses and current expected credit loss reserve, the amount of commercial mortgage loans requiring refinancing, the demand for commercial real estate loans, the Company’s expected investment capacity and available capital, rates of default or decreased recovery rates on the Company’s target investments, the Company’s business and investment strategy, the Company’s projected operating results, the ability of Ares Commercial Real Estate Management LLC to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, and other risks described from time to time in ACRE’s filings within the Securities and Exchange Commission (“SEC”). Any forward-looking statement, including any contained herein, speaks only as of the time of this release and none of ACRE, ARES Corp. nor ACREM undertakes any duty to update any forward-looking statements made herein. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws. Ares Corp. is the parent to several registered investment advisers, including Ares Management LLC (“Ares Management”) and ACREM. Collectively, Ares Corp., its affiliated entities, and all underlying subsidiary entities shall be referred to as “Ares” unless specifically noted otherwise. For a discussion regarding potential risks on ACRE, see Part I., Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I., Item 1A. “Risk Factors” in ACRE’s Annual Report on Form 10-K and Part II, Item 1A. "Risk Factors" in ACRE’s subsequent Quarterly Reports on Form 10-Q. The information contained in this presentation is summary information that is intended to be considered in the context of ACRE’s SEC filings and other public announcements that ACRE, ACREM or Ares may make, by press release or otherwise, from time to time. ACRE, ACREM and Ares undertake no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about ACRE, ACREM and Ares, and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of ACRE, ACREM or Ares or information about the market, as indicative of future results, the achievement of which cannot be assured. Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by ACRE or any other fund or account managed by ACREM or Ares, or as legal, accounting or tax advice. None of ACRE, ACREM, Ares or any affiliate of ACRE, ACREM or Ares makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. Certain information set forth herein includes estimates and projections and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or projections or that all assumptions relating to such estimates or projections have been considered or stated or that such estimates or projections will be realized. In addition, in light of the various investment strategies of such other investment partnerships, funds and/or pools, it is noted that such other investment programs may have portfolio investments inconsistent with those of the investment vehicle or strategy discussed herein. These materials are not intended as an offer to sell, or the solicitation of an offer to purchase, any security, the offer and/or sale of which can only be made by definitive offering documentation. Any offer or solicitation with respect to any securities that may be issued by ACRE will be made only by means of definitive offering memoranda or prospectus, which will be provided to prospective investors and will contain material information that is not set forth herein, including risk factors relating to any such investment. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s. Such information has not been independently verified and, accordingly, ACRE makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. 2

Q2 2026 Company Results and Highlights As of June 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. See relevant endnotes on page 23. Earnings and Results • GAAP net income of $4.4 million or $0.08 per diluted common share • Distributable Earnings of $6.9 million or $0.12 per diluted common share1 • Book value of $489 million or $8.82 per common share (or $11.33 per common share excluding CECL reserve)2 • $139 million CECL reserve representing 8% of outstanding principal balance of loans held for investment Progress and Positioning Continue to address risk rated 4 and 5 loans, office loans and REO properties • Continued to make progress resolving the four risk rated 4 and 5 loans • The number of risk rated 4 or 5 loans remained consistent QoQ • Reduced office loans to $442 million in Q2 2026, a decrease of $5 million QoQ and $82 million YoY3 • Adjusted the risk rating of a $13 million subordinated California industrial loan to risk rated 5 (previously risk rated 4)3 Continued to maintain moderate leverage profile and flexible balance sheet position to support asset resolutions and continued investing activity • Collected $16 million of repayments in Q2 2026 bringing total repayments to $111 million YTD • Available capital of $106 million supports continued asset resolutions and investment objectives4 Investment Activity Continued investment activity further diversifies and expands the portfolio to support earnings • Closed three senior loans totaling $130 million in commitments in Q2 2026 across multifamily, self storage and hotel properties • All new loan commitments originated in Q2 2026 were co-investments alongside other Ares managed funds • Increased total loans held for investment portfolio to $1.8 billion in Q2 2026, an increase of $129 million QoQ and $484 million YoY3 • Sold a $69 million portion of a $144 million senior retail loan commitment that was classified as held for sale in Q1 2026 Dividends • Declared cash dividend of $0.15 per common share for shareholders for Q3 2026, which equates to an annualized implied dividend yield of approximately 14% to our stock price as of July 30, 20265 3

Portfolio Overview

Portfolio Highlights

$1.9 billion total portfolio comprised of loans held for investment and two REO properties[1]

- Risk rated 1-3 loans (ex. office): Represents 63% of the total portfolio including a majority of loans collateralized by multifamily and industrial properties[1]
- Risk rated 1-3 office loans: Continued to perform with stable to improving leasing trends and continued sponsor support
- Risk rated 4 and 5 loans: The two largest loans represent 93% of the four risk rated 4 and 5 loans[1]
- REO: Both properties have income yields of 10% or greater[2]



63%[1]
14%[1]
16%[1]
7%[1]
100%[1]

ACRE's Total Portfolio *($ in millions)*	Risk Rated 1-3 Loans (ex. Office)	Risk Rated 1-3 Office Loans	Risk Rated 4 and 5 Loans	REO[3]	Total
Number of Loans or REO Properties	29	5	4	2	40
Carrying Amount[1]	$1,189	$264	$296	$130	$1,879

Progress on Largest Risk Rated 4 and 5 Loans

Chicago Office (Risk Rated 5)



- Carrying Value: $136 million
- Q2 2026 Update: Occupancy is over 90% with a weighted average lease term over seven years. The borrower continues to engage in a potential sale

Brooklyn Residential/Condo (Risk Rated 4)



- Carrying Value: $140 million
- Q2 2026 Update: Construction on the building is substantially complete. Pre-sales activity is progressing

As of June 30, 2026, unless otherwise noted. Past performance may not be indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Based on carrying value of loans held for investment, which excludes the CECL Reserve. REO properties are held at carrying amount net of accumulated depreciation and amortization.The North Carolina office property was reclassified as held for sale in Q1 2026 and therefore did not accumulate additional depreciation and amortization in Q2 2026. 2) Income yield is calculated as the annualized property level net operating income based on the three months ended June 30, 2026 (excluding non-recurring items) divided by the carrying amount. 3) REO includes REO held for investment and REO held for sale.

4

Ares Management is a Global Leader

With approximately $671 billion in assets under management, Ares Management Corporation is a global alternative investment manager operating an integrated platform across five business groups

Overview

Founded	1997
AUM	$671 billion
Employees	4,430+
Investment Professionals	1,665+
Global Offices	55+[1]
Direct Institutional Relationships	2,900+
Listing: NYSE – Market Capitalization	$42 billion[2]

Global Footprint[3]



The Ares Differentiators

- Power of a broad and scaled platform enhancing investment capabilities
- 25+ year track record of attractive risk adjusted returns through market cycles[6]
- Deep management team with integrated and collaborative approach
- A pioneer and leader in leveraged finance, private credit and secondaries

	Credit	Real Assets	Secondaries	Private Equity	Other Businesses[4]
AUM	$441 billion	$151 billion	$44 billion	$24 billion	$11 billion
Investment Funds[5]	335+	115+	100+	65+	5+
Investment Professionals	565+	875+	85+	85+	45+
Local Market Presence	North America, Europe & Asia-Pacific	North America, Europe & Asia-Pacific	North America, Europe & Asia-Pacific	North America, Europe & Asia-Pacific	North America
Current Portfolio	3,940+ companies	100+ infra projects and companies 1,400+ real estate properties	12,000+ companies[7]	120+ companies	$89 billion[8]

ARES

Note: As of June 30, 2026. Ares AUM includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser. Past performance is not indicative of future results. 1) Only counts one location per metro area. Includes only offices that Ares has leased or acquired. Does not include legacy GCP International locations where Ares is not acquiring the leases. 2) As of July 24, 2026. 3) New Delhi office is operated by a third party with whom Ares Asia maintains an ongoing relationship relating to the sourcing, acquisition and/or management of investments. 4) Includes Ares Insurance Solutions, our dedicated, in-house team that provides solutions to insurance clients and the Ares AI and Innovation / Venture Capital Groups. 5) Investment Fund counts are reflective of commingled funds as well as SMAs, co-invest vehicles, and other types of accounts. 6) Risk adjusted returns do not guarantee against loss of capital. 7) Reflective of the current underlying companies and properties within Secondaries Group, Credit, Private Equity, Real Estate and Infrastructure commingled funds. 8) As of March 31, 2026, $89 billion in AUM represents investments by insurance companies in various Ares' funds, SMAs and co-investments versus one discrete insurance platform. The AUM for these investments is included across each of our investment strategies and presented within other businesses to demonstrate the scale of our aggregated insurance platform.

5

Ares Real Estate is a Global Investment Manager and Operator

$121 billion+ Real Estate Q2 2026 AUM	350+ Investment Professionals[1]	370+ Operating Professionals[2]
4,000+ Global Real Estate Properties	~790 million Global Portfolio Square Feet	100 thousand+ | 655 million+ Residential Units[3] | Logistics Square Feet

Competitive Edge Delivers Demonstrated Performance

Scale and global reach yield real-time market intelligence and drive deal flow

Combination of vertical integration and longstanding operating partners delivers proprietary investment opportunities for investors

Regional and sector-specific offerings across capital structure, return spectrum and vehicle types differentiate us from peers

Seasoned and collaborative team enables us to adapt to market changes and positions us strongly for opportunities

Comprehensive and Dynamic Investment Solutions


Value-Add
Core/
Core-Plus
Opportunistic
Across Equity and Debt Investments

The performance, awards noted herein relate only to selected funds/strategies and may not be representative of any given client's experience and should not be viewed as indicative of Ares' past performance or its funds' future performance. Note: Data as of June 30, 2026, unless otherwise indicated. 1) Investment Professionals include Investment Management, Portfolio Management and Development personnel as of June 30, 2026. 2) Operating Professionals include Asset Management, Construction Management, Property Management, Debt Capital Markets, Due Diligence & Quantitative Development personnel as of June 30, 2026. 3) Residential includes Multifamily, Single-Family Rental (SFR) and Senior Housing units.

ARES
6

Office loans measured by outstanding principal balance decreased 1% QoQ, 16% YoY and nearly 50% in the last three years Office Loans Progress As of June 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Office Loans QoQ and YoY as Measured by Outstanding Principal Balance ($ in millions) 7 $848 $753 $524 $447 $442 Q2 2023 Q2 2024 Q2 2025 Q1 2026 Q2 2026

Balance Sheet and Capital Position

Maintained balance sheet flexibility which supports the ability to resolve risk rated 4 and 5 loans and continued investment activity

Continued to Maintain Balance Sheet Flexibility
($ in millions)



$889
1.2x
Q2 2025
$811
1.1x
Q3 2025
$1,048
1.6x
Q4 2025
$1,272
1.9x
Q1 2026
$1,263
2.0x
Q2 2026
Total Outstanding Borrowings[1]
Net Debt to Equity Excluding CECL[2]

Repayments on Loans Held for Investment

$16 million in Q2 2026
$111 million YTD

Available Capital[3]

$106 million

As of June 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total outstanding borrowings is based on total outstanding principal balance. 2) Net debt to equity ratio (excluding CECL reserve) is calculated as (i) $1.3 billion outstanding principal of borrowings less $18 million of cash, (ii) divided by the sum of total stockholders' equity of $489 million plus CECL reserve of $139 million. Net debt to equity ratio including CECL reserve is 2.5x as of June 30, 2026. Total debt to equity ratio excluding CECL reserve is 2.0x and including CECL reserve is 2.6x as of June 30, 2026. Please see prior earnings presentations for calculations of net debt to equity ratio for prior periods. 3) As of June 30, 2026, includes $18 million of cash and approximately $88 million of available financing proceeds under our secured funding agreements.

ARES

8

Trends in CECL Reserves As of June 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. Change in CECL Reserve Q2 2026 ($ in millions) Q1 2026 CECL Reserve Net Change in CECL Reserve on Existing Loans Impact from New Loan Commitments Q2 2026 CECL Reserve 9 $138 $— $1 $139

CECL reserve related to risk rated 4 and 5 loans: 94% CECL Reserve As of June 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total CECL Reserve includes reserve on both the outstanding balances and unfunded commitments on loans held for investment. 2) Percentage is based on outstanding principal balance of loans held for investment. $139 million Total CECL Reserve1 8% CECL Reserve as a Percent of Loans Held for Investment2 10 CECL Reserve by Risk Rating CECL Reserve by Property Type CECL reserve related to office and residential/ condo loans: 89% 52% 37% 11% Office Residential/ Condo Other 6% 39% 55% Risk Rated 1-3 Loans Risk Rated 4 Loans Risk Rated 5 Loans

CECL Reserve for Risk Rated 4 and 5 Loans As of June 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total CECL Reserve includes reserve on both the outstanding balances and unfunded commitments on loans held for investment with risk ratings of 4 or 5. 2) Percentages are based on outstanding principal balance of loans with risk ratings of 4 or 5. Risk Rated 4 and 5 Loans CECL Reserve by Property Type Risk Rated 4 and 5 Loans CECL Reserve as a Percent of Loan Balance2 $130 million CECL Reserve1 for Risk Rated 4 and 5 Loans 34% CECL Reserve as a Percent of Risk Rated 4 and 5 Loan Balance2 11 53%40% 7% Office Residential/ Condo Industrial 39% 27% 75% Office Residential/ Condo Industrial

Summary of Real Estate Owned ("REO") As of June 30, 2026, unless otherwise noted. Past performance may not be indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Carrying amount is net of accumulated depreciation and amortization of $9 million for the Florida mixed-use property and $7 million for the North Carolina office property. The North Carolina office property was reclassified as held for sale in Q1 2026 and therefore did not accumulate additional depreciation and amortization in Q2 2026. 2) Income yield is calculated as the annualized property level net operating income based on the three months ended June 30, 2026 (excluding non-recurring items) divided by the carrying amount. Mixed-Use Office Quarter Converted to REO Q3 2023 Q3 2024 Location Florida North Carolina Square Footage 816 thousand 554 thousand Carrying Amount1 $76 million $54 million Income Yield2 10% 12% Classification Held for Investment Held for Sale 12

1. Appendix 13

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Office Loans:											
1	Senior	IL	Nov 2020	$169.0	$169.0	$136.3	[2]	1.5%	—%[2]	Jul 2026[2]	I/O
2	Senior	NC	Aug 2021	85.0	72.7	72.7	S+3.65%	0.2%	7.3%	Aug 2028	I/O
3	Senior	AZ	Sep 2021	65.0	65.0	65.0	S+2.00%	0.5%	5.7%	Oct 2027[3]	I/O
4	Senior	NY	Jul 2021	65.0	65.0	65.0	S+2.65%	0.4%	6.3%	Jul 2028	I/O
5	Senior	IL	Dec 2022	53.7	53.7	53.7	S+4.25%	3.0%	8.0%	Jan 2027	P/I
6	Subordinated	AZ	Sep 2021	20.7	8.7	8.5	[3]	—%	6.6%	Oct 2027[3]	I/O
7	Senior	Diversified	Jan 2020	7.9	7.9	7.9	S+3.75%	1.6%	12.4%	Jul 2026	P/I
Total Office				**$466.3**	**$442.0**	**$409.1**					
Hotel Loans:											
8	Senior	NY	Mar 2022	$55.7	$55.7	$55.6	S+4.40%	0.1%	8.3%	Mar 2027	I/O
9	Senior	SC	Oct 2025	58.0	48.3	47.9	S+3.50%	3.0%	7.6%	Nov 2028	I/O
10	Senior	CA	Jun 2026	35.0	35.0	34.7	S+2.95%	2.3%	7.1%	Jun 2028	I/O
11	Senior	Diversified	Nov 2025	25.0	23.9	23.7	S+3.75%	3.0%	7.8%	Nov 2028	I/O
12	Senior	FL	Nov 2025	25.0	19.4	19.2	S+3.35%	2.8%	7.4%	Dec 2028	I/O
Total Hotel				**$198.7**	**$182.3**	**$181.1**					

As of June 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) The Illinois loan is structured as both a senior and mezzanine loan with the Company holding contiguous positions. The senior position has a per annum interest rate of S + 2.25% and the mezzanine position has a fixed per annum interest rate of 10.00%. The senior and mezzanine loans were both on non-accrual status as of June 30, 2026 and the Unleveraged Effective Yield is not applicable. In April 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the Illinois loan from April 2026 to July 2026. 3) The Arizona loan is structured as a senior A-Note with an outstanding principal balance of $65.0 million, a subordinated B-Note with no initial outstanding principal balance and an unfunded commitment of $12.0 million for certain lender approved leasing costs and a subordinated C-Note with an outstanding principal balance of $8.7 million. The subordinated B-Note is pari-passu with new borrower contributions for the loan principal paydown and other additional capital contributions. The subordinated C-Note is subordinate to the A-Note, B-Note and the new borrower contributions. The senior A-Note has a per annum interest rate of S + 2.00%, the subordinated B-Note has a fixed per annum interest rate of 12.00% and the subordinated C-Note has a fixed per annum interest rate of 5.50%.

ARES

14

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Multifamily Loans:											
13	Senior	NY	May 2022	$132.2	$132.2	$131.8	S+3.90%	0.2%	7.8%	Jun 2027[2]	I/O
14	Senior	NY	Feb 2026	100.0	84.0	83.1	S+2.45%	3.0%	6.5%	Mar 2029	I/O
15	Senior	TX	Nov 2021	67.4	67.4	67.2	S+2.95%	—%	7.2%	Dec 2026	P/I
16	Senior	OH	Sep 2023	57.8	57.3	57.2	S+3.05%	2.5%	7.1%	Oct 2026	I/O
17	Senior	NC	Oct 2025	50.0	50.0	49.7	S+2.40%	3.0%	6.6%	Oct 2027	I/O
18	Senior	MA	Sep 2025	50.0	49.0	48.6	S+3.10%	2.8%	7.3%	Oct 2027	I/O
19	Senior	TN	Apr 2026	25.0	22.6	22.3	S+2.55%	3.0%	6.6%	May 2029	I/O
20	Senior	TX	Oct 2021	18.2	18.2	18.2	S+2.60%	—%	6.5%	Jul 2026[3]	I/O
Total Multifamily				**$500.6**	**$480.7**	**$478.1**					
Industrial Loans:											
21	Senior	GA	Oct 2025	$100.5	$96.9	$96.1	S+2.25%	2.5%	6.3%	Oct 2028	I/O
22	Senior	CA	Oct 2025	55.2	55.2	54.8	S+3.00%	3.0%	7.0%	Nov 2028	I/O
23	Senior	MA	Jun 2023	46.5	45.6	45.5	S+2.90%	—%	6.7%	Jun 2028	I/O
24	Senior	NJ	Jun 2021	27.8	27.8	27.8	S+8.85%	0.2%	12.5%	Nov 2024[4]	I/O
25	Subordinated	CA	Aug 2019	13.1	12.6	10.9	S+3.85%	2.0%	—%[5]	Jan 2027	I/O
26	Senior	CA	Aug 2019	7.0	7.0	7.0	S+3.85%	2.0%	7.5%	Jan 2027[5]	I/O
Total Industrial				**$250.1**	**$245.1**	**$242.1**					

As of June 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) In June 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior New York loan from June 2026 to June 2027. 3) In June 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Texas loan from May 2026 to July 2026. 4) As of June 30, 2026, the senior New Jersey loan, which is collateralized by an industrial property, is in maturity default due to the failure of the borrower to repay the outstanding principal balance of the loan by the November 2024 maturity date and the borrower is current on all contractual interest payments. 5) The California loan is structured as a senior A-Note, with an outstanding principal balance of $7.0 million as of June 30, 2026, a subordinated B-Note with no outstanding principal balance and an unfunded commitment of $500 thousand for certain lender approved leasing costs and a subordinated C-Note with an outstanding principal balance of $12.6 million as of June 30, 2026. The subordinated B-Note and C-Note are subordinate to new borrower equity related to additional capital contributions. As of June 30, 2026, the subordinated C-Note was on non-accrual status and therefore, the Unleveraged Effective Yield is not applicable.

ARES

15

Loans Held for Investment Portfolio Details As of June 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) The New York loan is structured as both a senior and mezzanine loan with the Company holding contiguous positions. The senior and mezzanine positions each have a per annum interest rate of S + 8.95%. The senior and mezzanine loans were both on non-accrual status as of June 30, 2026 and the Unleveraged Effective Yield is not applicable. ($ in millions) # Loan Type Location Origination Date Current Loan Commitment Outstanding Principal Carrying Value Interest Rate SOFR Floor Unleveraged Effective Yield Maturity Date Payment Terms1 Residential/Condominium Loans: 27 Senior NY Mar 2022 $189.5 $189.5 $140.2 S+8.95% 0.4% —%2 Dec 2026 I/O Total Residential/Condominium $189.5 $189.5 $140.2 Mixed-Use Loans: 28 Senior NY Feb 2026 $34.2 $29.9 $29.5 S+3.25% 2.8% 7.8% Jan 2028 I/O Total Mixed-Use $34.2 $29.9 $29.5 Retail Loans: 29 Senior CA Mar 2026 $75.0 $67.3 $66.6 S+2.75% 2.5% 6.8% Mar 2029 I/O Total Retail $75.0 $67.3 $66.6 16

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Self Storage Loans:											
30	Senior	Diversified	Dec 2025	$72.5	$70.6	$70.0	S+2.50%	2.8%	6.5%	Dec 2028	I/O
31	Senior	Diversified	Apr 2026	69.7	65.0	64.3	S+2.70%	2.8%	6.7%	May 2029	I/O
32	Senior	FL	Jul 2025	12.3	12.3	12.3	S+3.25%	1.0%	7.0%	Dec 2027	I/O
33	Senior	IN	Sep 2023	11.4	11.4	11.4	S+3.60%	0.9%	7.5%	Aug 2026[2]	I/O
34	Senior	AZ	Jul 2025	11.2	10.8	10.8	S+3.25%	3.0%	7.2%	Feb 2028	I/O
35	Senior	FL	Jul 2025	9.9	9.6	9.6	S+3.75%	3.0%	7.5%	Jun 2028	I/O
36	Senior	PA	Jul 2025	9.1	8.9	8.9	S+3.50%	2.0%	7.5%	May 2028	I/O
37	Senior	MA	Apr 2022	7.7	7.7	7.7	S+3.00%	0.8%	6.9%	Nov 2026	I/O
38	Senior	FL	Oct 2025	7.3	7.1	7.1	S+3.50%	3.0%	7.5%	Apr 2028	I/O
Total Self Storage				**$211.1**	**$203.4**	**$202.1**					
Loan Portfolio Total/Weighted Average				**$1,925.5**	**$1,840.2**	**$1,748.8**		**1.7%[3]**	**5.7%**		

ARES

As of June 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) In June 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Indiana loan from June 2026 to August 2026. 3) The weighted average floor is calculated based on loans with SOFR floors.

17

Consolidated Balance Sheets   As of ($ in thousands, except share and per share data) 6/30/2026 12/31/2025 ASSETS Cash and cash equivalents $ 17,558 $ 29,289 Restricted cash ($1,108 related to consolidated VIEs as of December 31, 2025) 41,017 37,868 Loans held for investment ($138,950 related to consolidated VIEs as of December 31, 2025) 1,748,835 1,528,806 Current expected credit loss reserve (137,810) (125,756) Loans held for investment, net of current expected credit loss reserve 1,611,025 1,403,050 Real estate owned held for investment, net ($52,634 related to consolidated VIEs as of December 31, 2025) 76,238 130,165 Real estate owned held for sale 53,934 — Other assets ($76 of interest receivable related to consolidated VIEs as of December 31, 2025) 17,503 17,770 Total assets $ 1,817,275 $ 1,618,142 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES Secured funding agreements $ 1,173,027 $ 858,176 Secured term loan 89,722 89,360 Collateralized loan obligation securitization debt (consolidated VIEs) — 99,921 Due to affiliate 4,199 4,061 Dividends payable 8,458 8,442 Other liabilities ($257 of interest payable related to consolidated VIEs as of December 31, 2025) 52,644 48,614 Total liabilities 1,328,050 1,108,574 Commitments and contingencies STOCKHOLDERS' EQUITY Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2026 and December 31, 2025 and 55,481,113 and 55,026,453 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively 532 532 Additional paid-in capital 822,606 820,827 Accumulated earnings (deficit) (333,913) (311,791) Total stockholders' equity 489,225 509,568 Total liabilities and stockholders' equity $ 1,817,275 $ 1,618,142 18

Consolidated Statements of Operations

($ in thousands, except share and per share data)	For the Three Months Ended 6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Revenue:					
Interest income	$ 27,754	$ 24,906	$ 23,732	$ 23,261	$ 23,117
Interest expense	(19,182)	(17,361)	(16,078)	(14,790)	(16,101)
Net interest margin	8,572	7,545	7,654	8,471	7,016
Revenue from real estate owned	5,784	5,915	5,562	5,634	5,549
Total revenue	14,356	13,460	13,216	14,105	12,565
Expenses:					
Management and incentive fees to affiliate	2,394	2,400	2,420	2,420	2,430
Professional fees	699	819	678	526	673
General and administrative expenses	1,723	1,417	1,595	1,733	1,995
General and administrative expenses reimbursed to affiliate	853	787	810	781	1,024
Expenses from real estate owned	3,301	3,134	4,495	4,540	4,628
Total expenses	8,970	8,557	9,998	10,000	10,750
(Provision for) reversal of current expected credit losses, net	(865)	(11,138)	(9,835)	2,190	20,150
Realized losses on loans	—	(3,340)	—	(1,643)	(33,000)
Realized gain (loss) on sale of real estate owned	—	—	2,757	—	—
Income (loss) before income taxes	4,521	(9,575)	(3,860)	4,652	(11,035)
Income tax expense (benefit), including excise tax	138	30	5	(1)	—
Net income (loss) attributable to common stockholders	$ 4,383	$ (9,605)	$ (3,865)	$ 4,653	$ (11,035)
Earnings (loss) per common share:					
Basic earnings (loss) per common share	$ 0.08	$ (0.17)	$ (0.07)	$ 0.08	$ (0.20)
Diluted earnings (loss) per common share	$ 0.08	$ (0.17)	$ (0.07)	$ 0.08	$ (0.20)
Weighted average number of common shares outstanding:					
Basic weighted average shares of common stock outstanding	55,367,375	55,322,222	54,951,917	54,904,862	54,856,949
Diluted weighted average shares of common stock outstanding	56,354,988	55,322,222	54,951,917	55,775,825	54,856,949
Dividends declared per share of common stock[1]	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15

ARES

1) There is no assurance dividends will continue at these levels or at all.

19

Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss)

	For the Three Months Ended				
($ in thousands, except per share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net income (loss) attributable to common stockholders	$ 4,383	$ (9,605)	$ (3,865)	$ 4,653	$ (11,035)
Stock-based compensation	882	897	893	1,024	937
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	749	741	1,605	2,009	2,318
Provision for (reversal of) current expected credit losses, net	865	11,138	9,835	(2,190)	(20,150)
Distributable Earnings (Loss)	$ 6,879	$ 3,171	$ 8,468	$ 5,496	$ (27,930)
Realized (gains) losses	—	3,340	(2,398)	1,643	33,000
Distributable Earnings excluding realized (gains) losses	$ 6,879	$ 6,511	$ 6,070	$ 7,139	$ 5,070
Net income (loss) attributable to common stockholders	0.08	(0.17)	(0.07)	0.08	(0.20)
Stock-based compensation	0.02	0.02	0.02	0.02	0.02
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	0.01	0.01	0.03	0.04	0.04
Provision for (reversal of) current expected credit losses, net	0.02	0.20	0.18	(0.04)	(0.37)
Basic Distributable Earnings (Loss) per common share	$ 0.12	$ 0.06	$ 0.15	$ 0.10	$ (0.51)
Realized (gains) losses	—	0.06	(0.04)	0.03	0.60
Basic Distributable Earnings excluding realized (gains) losses per common share	$ 0.12	$ 0.12	$ 0.11	$ 0.13	$ 0.09
Net income (loss) attributable to common stockholders	0.08	(0.17)	(0.07)	0.08	(0.20)
Stock-based compensation	0.02	0.02	0.02	0.02	0.02
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	0.01	0.01	0.03	0.04	0.04
Provision for (reversal of) current expected credit losses, net	0.02	0.20	0.18	(0.04)	(0.37)
Diluted Distributable Earnings (Loss) per common share	$ 0.12	$ 0.06	$ 0.15	$ 0.10	$ (0.51)
Realized (gains) losses	—	0.06	(0.04)	0.03	0.60
Diluted Distributable Earnings excluding realized (gains) losses per common share	$ 0.12	$ 0.12	$ 0.11	$ 0.13	$ 0.09

ARES

Due to rounding, numbers presented may not add up to the totals provided.

20

Diverse Sources of Financing Supports Portfolio

Diversified financing sources totaling $1.5 billion with $277 million of undrawn capacity[1,2]

($ in millions)

Financing Sources	Total Commitments[1]	Outstanding Principal	Pricing Range	Mark to Credit	Non Spread Based Mark to Market
Secured Funding Agreements					
Wells Fargo Facility	$600.0	$563.0	SOFR+1.35 to 3.75%	✓	✓
Citibank Facility	425.0	340.2	SOFR+1.50 to 3.00%	✓	✓
Morgan Stanley Facility	350.0[3]	269.9	SOFR+1.55 to 3.50%	✓	✓
CNB Facility	75.0[2]	—	SOFR+3.25%	✓	✓
Subtotal	**$1,450.0**	**$1,173.0**			
Capital Markets					
Secured Term Loan	$90.0	$90.0	5.75% (Fixed)[4]	✓	✓
Subtotal	**$90.0**	**$90.0**			
Total Debt	$1,540.0	$1,263.0			

As of June 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) For the Secured Funding Agreements, total commitments are available subject to the pledge of additional collateral. 2) Amount immediately available under the CNB Facility at any given time can fluctuate based on the fair value of the collateral in the borrowing base that secures the CNB Facility. As of June 30, 2026, there was $51.6 million of immediate availability under the CNB Facility based on the fair value of the collateral in the borrowing base at such time. The amount immediately available under the CNB Facility may be increased to up to $75.0 million by the pledge of additional collateral into the borrowing base in accordance with the CNB Facility agreement. 3) The Morgan Stanley facility contains an accordion provision such that the maximum commitment may be increased to up to $400.0 million at the Company's option, subject to the satisfaction of certain conditions, including payment of an upsize fee. 4) The Secured Term Loan includes interest rate increases on advances to the following fixed rates: (i) 4.50% per annum until May 1, 2025 and (ii) after May 1, 2025 through November 12, 2026, the interest rate increases 0.25% every three months.

ARES

21

Glossary Carrying Value Carrying Value represents the cost of loans held for investment, net of unamortized purchase discounts, deferred loan fees and origination costs and cost-recovery proceeds, and excludes the impact of current expected credit losses. Distributable Earnings (Loss) Distributable Earnings  (Loss) is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings (Loss) provides useful information to investors regarding the Company's ability to pay dividends, which the Company believes is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings (Loss) is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written-off as a realized loss and are included in Distributable Earnings (Loss). Distributable Earnings (Loss) is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.  Distributable Earnings excluding realized gains/losses is Distributable Earnings (Loss) further adjusted to exclude realized gains/losses. 22

End Notes 23 Q2 2026 Company Results and Highlights; page 3 As of June 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers may not add up to the totals provided. 1. Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses) are non-GAAP financial measures. See page 22 for Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses) definitions and page 20 for the Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses). 2. Book value per common share excluding CECL reserve is calculated as (i) total stockholders’ equity of $489 million plus CECL reserve of $139 million divided by (ii) total outstanding common shares of 55,481,113 as of June 30, 2026. 3. Based on outstanding principal balance of loans held for investment. 4. As of June 30, 2026, includes $18 million of cash and approximately $88 million of available financing proceeds under our secured funding agreements. 5. Source: Bloomberg stock price for ACRE as of July 30, 2026.